UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

WisdomTree, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932
Delaware		13-3487784
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

250 West 34th Street

3rd Floor

New York, NY 10119

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WT	The New York Stock Exchange
Preferred Stock Purchase Rights		The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 26, 2023, the Board of Directors (the “Board”) of WisdomTree, Inc. (the “Company”) appointed new chairs and members to all three committees of the Board. The newly constituted committees are as follows:

•	Audit Committee: Harold Singleton III (Chair), Lynn S. Blake, Anthony Bossone and Daniela Mielke

•	Compensation Committee: Win Neuger (Chair), Lynn S. Blake, Anthony Bossone, Smita Conjeevaram and Shamla Naidoo

•	Nominating and Governance Committee: Smita Conjeevaram (Chair), Lynn S. Blake, Daniela Mielke, Tonia Pankopf and Harold Singleton III

The Board has determined that each of the committee members is independent under Section 303A of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”) and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Board also has determined that each of the new members of the Audit Committee meet the definition of financially literate under Section 303A of the NYSE Manual and each of Lynn S. Blake, Anthony Bossone and Harold Singleton III is an audit committee financial expert as defined under Item 407 of Regulation S-K under the Exchange Act.

Also on July 26, 2023, the Company issued a press release announcing its newly constituted Board committees. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued by WisdomTree, Inc. dated July 26, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISDOMTREE, INC.

Date: July 26, 2023	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Chief Legal Officer

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